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                                                                   EXHIBIT 11.01

          STATEMENT REGARDING COMPUTATION OF PER SHARE INCOME (LOSSES)
                        (In thousands, except share data)


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
                                                         THREE MONTHS ENDED JUNE 30,     THREE MONTHS ENDED JUNE 30,
                                                         ---------------------------     ---------------------------
                                                             2000           1999             2000          1999
                                                         -----------     -----------     ------------   ------------
BASIC:
Weighted average common shares outstanding                56,945,336      52,681,874       55,909,251    52,594,357

Loss from continuing operations available to
common shareholders                                      $   (70,715)    $    (5,141)     $   (93,532)  $    (9,556)

Basic income (loss) per share                            $     (1.24)    $     (0.10)     $     (1.67)  $     (0.18)

DILUTED:
Weighted average common shares outstanding                56,945,336      52,681,874       55,909,251    52,594,357

Assumed exercise of stock options                                 --              --               --            --

Contingently issuable shares                                      --              --               --            --

Total shares used in computation                          56,945,336      52,681,874       55,909,251    52,594,357

Loss from continuing operations available to common
shareholders                                             $   (70,715)    $    (5,141)     $   (93,532)  $    (9,556)

Diluted income (loss) per share                          $     (1.24)    $     (0.10)     $     (1.67)  $     (0.18)

BASIC:
Weighted average common shares outstanding                56,945,336      52,681,874       55,909,251    52,594,357

Income (loss) from discontinued operations
available to common shareholders                         $  (123,090)    $     9,750      $  (376,866)  $    13,278

Basic income (loss) per share                            $     (2.16)    $      0.19      $     (6.74)  $      0.25

DILUTED:
Weighted average common shares outstanding                56,945,336      52,681,874       55,909,251    52,594,357

Assumed exercise of stock options                                 --         105,283               --       154,564

Contingently issuable shares                                      --         572,646               --       393,323

Total shares used in computation                          56,945,336      53,359,803       55,909,251    53,142,244

Income (loss) from discontinued operations
available to common shareholders                         $  (123,090)    $     9,750      $  (376,866)  $    13,278

Diluted income (loss) per share                          $     (2.16)    $      0.19      $     (6.74)  $      0.25

BASIC:
Weighted average common shares outstanding                56,945,336      52,681,874       55,909,251    52,594,357

Income (loss) available to common shareholders           $  (193,805)    $     4,609      $  (470,398)  $     3,722

Basic income (loss) per share                            $     (3.40)    $      0.09      $     (8.41)  $      0.07

DILUTED:
Weighted average common shares outstanding                56,945,336      52,681,874       55,909,251    52,594,357

Assumed exercise of stock options                                 --         105,283               --       154,564

Contingently issuable shares                                      --         572,646               --       393,323

Total shares used in computation                          56,945,336      53,359,803       55,909,251    53,142,244

Income (loss) available to common shareholders           $  (193,805)    $     4,609      $  (470,398)  $     3,722

Diluted income (loss) per share                          $     (3.40)    $      0.09      $     (8.41)  $      0.07
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